Exhibit 99.1
Star Semiconductor Corporation
Financial Statements for years ended December 31, 2006 and 2007
Together with Report of Independent Auditors

STAR SEMICONDUCTOR CORPORATION
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

REPORT OF INDEPENDENT AUDITORS
To the Board of Directors and Stockholders
Star Semiconductor Corporation.
We have audited the accompanying balance sheets of Star Semiconductor Corporation (the “Company”) as of December 31, 2007 and 2006, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Star Semiconductor Corporation, as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with the “Business Entity Accounting Law” and accounting principles generally accepted in the Republic of China, which differ in certain respects from accounting principles generally accepted in the United States. A reconciliation of the differences is presented in Note 11 to the financial statements.
/s/ Ernst & Young
CERTIFIED PUBLIC ACCOUNTANTS
Hsinchu, Taiwan
Republic of China
October 3, 2008

STAR SEMICONDUCTOR CORPORATION
BALANCE SHEETS

		As of December 31,
	Notes	2007	2006
Current assets		NT$	NT$
Cash and cash equivalents	2,4.(1)	117,874,677	30,148,762
Accounts receivable (Net)	2,4.(2)	9,125,503	4,581,574
Inventories (Net)	2,4.(3)	14,002,105	8,872,551
Restricted deposits-current	6	7,900,000	7,900,000
Other current assets	2,4.(4)	4,996,212	4,607,170

Total current assets		153,898,497	56,110,057

Property and equipment	2,4.(5)
Research and development equipment		14,245,545	13,850,250
Miscellaneous property and equipment		1,719,864	1,719,864

Total cost		15,965,409	15,570,114
Less : Accumulated depreciation		(10,960,438)	(8,355,924)

Property and equipment, net		5,004,971	7,214,190

Intangible assets	2,4.(6)
Computer software		1,685,720	3,294,788
Other intangibles		5,335,360	5,259,471

Total intangible assets		7,021,080	8,554,259

Other assets
Refundable deposits with related party	5	266,696	266,696

Total other assets		266,696	266,696

Total Assets		166,191,244	72,145,202

The accompanying notes are an integral part of the financial statements.

STAR SEMICONDUCTOR CORPORATION
BALANCE SHEETS (Continued)

			As of December 31,
	Notes		2007	2006
Current liabilities			NT$	NT$
Short-term loans	4.	(7)	—	5,000,000
Notes payable			1,558,257	120,225
Accounts payable			1,089,293	2,301,271
Due to related parties	5		—	1,314,726
Accrued expenses			10,750,368	14,248,431
Other payables			—	714,000
Payables to equipment suppliers			339,465	—
Other current liabilities			390,788	1,304,944

Total current liabilities			14,128,171	25,003,597

Total Liabilities			14,128,171	25,003,597

Stockholders’ Equity
Capital	4.	(8)
Common stock			207,363,000	279,510,000
Advanced receipts for share capital			430,000	—
Additional paid-in capital			—	41,929,872
Accumulated deficits	4.	(14)	(55,729,927)	(274,298,267)

Total Stockholders’ Equity			152,063,073	47,141,605

Total Liabilities and Stockholders’ Equity			166,191,244	72,145,202

The accompanying notes are an integral part of the financial statements.

STAR SEMICONDUCTOR CORPORATION
STATEMENTS OF INCOME

		For the years ended December 31,
	Notes	2007	2006
Operating Revenues		NT$	NT$
Net operating revenues	2,4.(11)	57,601,729	31,394,618
Cost of Goods Sold	4.(12),5	(28,693,922)	(16,664,204)

Gross Profit		28,907,807	14,730,414

Operating Expenses	4.(12),5
Selling expenses		(5,977,267)	(5,637,063)
Administrative expenses		(11,846,770)	(12,148,609)
Research and development expenses		(59,597,224)	(82,170,391)

Total operating expenses		(77,421,261)	(99,956,063)

Operating Loss		(48,513,454)	(85,225,649)

Non-operating Income
Interest income		1,925,013	644,893
Other income		8,941	51,622

Total non-operating income		1,933,954	696,515

Non-operating Expenses
Interest expense		(36,381)	—
Foreign exchange loss	2	(128,651)	(14,045)
Loss on provision for slow-moving inventory	2,4.(3)	(225,000)	—
Other losses		—	(117,595)

Total non-operating expenses		(390,032)	(131,640)

Loss Before Income Taxes		(46,969,532)	(84,660,774)
Income Tax Expense	2,4.(14)	—	—

Net Loss		(46,969,532)	(84,660,774)

The accompanying notes are an integral part of the financial statements.

STAR SEMICONDUCTOR CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

		Advanced
		Receipts for Share	Additional Paid-	Accumulated
	Common Stock	Capital	in Capital	Deficits	Total
	NT$	NT$	NT$	NT$	NT$
Balance as of January 1, 2006	235,773,760	820,000	30,000,000	(189,637,493)	76,956,267
Issuance of new shares upon exercise of employee stock options	3,970,000	(820,000)	—	—	3,150,000
Increase in capital	39,766,240	—	11,929,872	—	51,696,112
Net loss for the year ended December 31, 2006	—		—	(84,660,774)	(84,660,774)

Balance as of December 31, 2006	279,510,000	—	41,929,872	(274,298,267)	47,141,605
Common stock transferred to offset accumulated deficits	(223,608,000)	—	—	223,608,000	—
Capital surplus transferred to offset accumulated deficits	—	—	(41,929,872)	41,929,872	—
Issuance of new shares upon exercise of employee stock options	1,461,000	430,000	—	—	1,891,000
Increase in capital	150,000,000	—	—	—	150,000,000
Net loss for the year ended December 31, 2007	—	—	—	(46,969,532)	(46,969,532)

Balance as of December 31, 2007	207,363,000	430,000	—	(55,729,927)	152,063,073

The accompanying notes are an integral part of the financial statements.

STAR SEMICONDUCTOR CORPORATION
STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2007	2006
Cash flows from operating activities:	NT$	NT$
Net loss	(46,969,532)	(84,660,774)
Adjustments to reconcile net loss to net cash used in operating activities :
Depreciation	2,604,514	2,575,445
Amortization	6,868,539	24,670,736
Loss on provision for slow-moving inventories	225,000	—
Foreign exchange loss on receivable and payable	10,226	12,342
Increase in accounts receivable	(4,550,536)	(3,563,708)
Increase in inventories	(5,354,554)	(3,557,429)
Increase in other current assets	(389,042)	(797,222)
Increase in notes payable	1,438,032	120,225
Increase (Decrease) in accounts payable	(1,215,597)	2,092,104
Decrease in due to related parties	(1,314,726)	(50,778)
Increase (Decrease) in accrued expenses	(3,498,063)	8,216,394
Decrease in advance receipts	—	(1,856,097)
Increase (Decrease) in other current liabilities	(914,156)	1,155,146

Net cash used in operating activities	(53,059,895)	(55,643,616)

Cash flows from investing activities:
Acquisition of property and equipment	(55,830)	(502,293)
Acquisition of computer software	—	(2,841,680)
Acquisition of other intangibles	(6,049,360)	(15,938,312)
Decrease in restricted deposits	—	9,100,000

Net cash used in investing activities	(6,105,190)	(10,182,285)

STAR SEMICONDUCTOR CORPORATION
STATEMENTS OF CASH FLOWS (Continued)

	For the years ended December 31,
	2007	2006
Cash flows from financing activities:	NT$	NT$
Proceeds (Repayment) of short-term loans	(5,000,000)	5,000,000
Increase in capital	150,000,000	51,696,112
Issuance of new shares upon exercise of employee stock options (including advanced receipts for share capital)	1,891,000	3,150,000

Net cash provided by financing activities	146,891,000	59,846,112

Increase (Decrease) in cash and cash equivalents	87,725,915	(5,979,789)
Cash and cash equivalents, beginning of period	30,148,762	36,128,551

Cash and cash equivalents, end of period	117,874,677	30,148,762

Supplemental disclosures of cash flows information:
Cash paid for interest	36,381	—

Cash paid for income tax (refundable)	189,678	20,700

Investing and financing activities partially affecting cash flows
Acquisition of property and equipment	395,295	502,293
Increase in payables to equipment suppliers	(339,465)	—

Cash paid for acquiring property and equipment	55,830	502,293

Acquisition of other intangibles	5,335,360	—
Add: other payables, beginning of period	714,000	7,410,219
Add: due to related parties, beginning of period	—	9,242,093
Less: other payables, ending of period	—	(714,000)

Cash paid for acquiring other intangibles	6,049,360	15,938,312

The accompanying notes are an integral part of the financial statements.

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
1.	History

Star Semiconductor Corporation (the “Company”) was incorporated under the Company Law of the Republic of China in October 2002. The Company’s major business activity is to engage in developing and marketing integrated circuits (IC) and infrastructure software related to broadband networking.

As of December 31, 2007 and 2006, the Company’s employees totaled 44 and 45, respectively.

2.	Summary of Significant Accounting Policies

The Company’s financial statements were prepared in accordance with the “Business Entity Accounting Law” and accounting principles generally accepted in the Republic of China (R.O.C.). Those significant accounting policies are summarized as follows:

Use of Estimates

The preparation of the Company’s financial statements in conformity with R.O.C. generally accepted accounting principles requires management to make reasonable estimates and assumptions that will affect the amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results may differ from those estimates.

Cash Equivalents

Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash, and are due in the near future, where fluctuations in the investment’s interest rate have insignificant impact on its value. Common examples of cash equivalents are commercial papers, treasury bills, and bank acceptances with maturities of three months or less from the original acquisition date.

Foreign Currency Transactions

The Company maintains its accounting records in New Taiwan dollars (“NT Dollars” or “NT$”). Transactions denominated in foreign currencies are recorded in New Taiwan dollars using the exchange rates in effect at the dates of transactions. Financial assets and liabilities denominated in foreign currencies are translated into NT Dollars using the exchange rates in effect at the balance sheet date. Foreign exchange gains or losses are included in other income or losses.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is provided based on the evaluation of collectibility and aging analysis of accounts receivable and other receivables, and on management’s judgment.

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
In circumstances where the ability of a specific customer to meet its financial obligations is in doubt, a specific allowance will be provided. Considerable judgment is required in assessing the ultimate realization of these receivables including the current credit worthiness and the past collection history of each customer. If the financial conditions of these customers were to worsen, additional allowance would be required.

Inventories

Inventories, accounted for on a perpetual basis, are recorded at actual purchase costs and subsequently adjusted to actual costs using the weighted-average method, and are stated at the lower of aggregate cost or market value as of the balance sheet date. The market values of raw materials are determined on the basis of replacement cost while the market values of work in process and finished goods are determined by net realizable values. An allowance for loss on decline in market value or obsolescence is provided, when necessary. The allowance for loss can be reversed in a subsequent period if evidence indicates that such loss no longer exists.

Property and Equipment
(1)	Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the following estimated useful lives less salvage value:

Research and development equipment	5 years
Miscellaneous property and equipment	5 years
(2)	Improvements and replacements are capitalized and depreciated over their estimated useful lives while ordinary repairs and maintenance are expensed as incurred. Gain or loss on disposal of property and equipment is recorded under non-operating income or expenses. When property and equipment are disposed of, their original cost and accumulated depreciation are written off.
Intangible Assets
(1)	Effective January 1, 2007, the Company adopted R.O.C. Statement of Financial Accounting Standards (SFAS) No.37, “Accounting for Intangible Assets”. Book values of intangible assets are stated at cost less accumulated amortization and accumulated impairment loss. The Company does not have any indefinite-lived intangible assets.

(2)	Intangible assets are amortized over their estimated useful lives. The Company is required to evaluate whether indicators of impairment exist for assets subject to guidelines set forth under SFAS No.37. When indicators of impairment exist, an impairment test shall be performed.

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
(3)	Research and Development Expenditures

Research and development projects of the Company are categorized into the research phase and the development phase. The research phase includes costs incurred aimed at the discovery of new knowledge with the hope that such knowledge will be useful in developing a new product. Expenditures incurred during the research phase are included in current period expense. Expenditures incurred during the development phase can be capitalized as intangible assets only if all of the following specific conditions are fulfilled, or are otherwise expensed as incurred:
a.	The technical feasibility of completing the intangible asset so that it will be available for use or sale;

b.	The Company intends to complete the intangible asset and use or sell it;

c.	The Company has the ability to use or sell the intangible asset;

d.	The intangible asset will generate probable future economic benefits;

e.	Adequate technical, financial and other resources are available to complete the development;

f.	The Company has the ability to measure reliably the expenditures attributable to the intangible asset during its development.
Amortization policy and useful lives are based on the shorter of the assets’ economic useful life or contractual life and is summarized as follows:

Category	Computer software	Other intangibles
Useful life	3 years	3 years
Amortization method	straight-line method	straight-line method
Asset Impairment
On January 1, 2005, the Company adopted the R.O.C. SFAS No. 35 “Accounting for Asset Impairment”. SFAS No. 35 requires that assets within the scope of the Standard other than goodwill (which is tested annually) shall be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Unrecoverable losses shall be recognized as a charge through the statement of income. Recognized losses on goodwill impairment shall not be reversed subsequently. However, impairment on non-goodwill assets may be recoverable if the Company assesses at the balance sheet date any indication that the impairment loss no longer exists or may have diminished. The recovery gain may not exceed the asset’s original value less associated depreciation or amortization.

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
Capital Expenditures vs. Expenses
Expenditures that increase the future service potential of fixed assets, and reach a certain minimum amount, are capitalized. Other expenditures are expensed as incurred.
Revenue Recognition
According to R.O.C. SFAS No.32, “Accounting for Revenue Recognition,” the Company recognizes revenue when persuasive evidence of an arrangement exists, the product or service has been delivered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured. Allowance for sales returns and discounts are estimated taking into consideration customer complaints and historical experiences. Such allowances are recorded in the same period in which sales are made. Shipping and handling costs are included in sales expenses. The Company does not accrue warranty liabilities as products must be tested by outsourced IC testing facilities before shipped to customers and as such the exposure to return or replacement is low. Additionally, the Company replaces products rather than repair and generally can resell the returned products.
Pension Plan
In accordance with the Labor Standards Law (the “Law”) of the R.O.C., the Company maintains a defined benefit pension plan for certain employees. The defined benefit plan under the Law is disbursed based on the units of service years and the average salary in the last month of the service year. Two units per year are awarded for the first 15 years of service while one unit per year is awarded after the completion of the fifteenth year. The Company debits its pension expense based on a monthly contribution equal to 2% of the employees’ wages and salaries on a monthly basis. The monthly contribution is paid to a pension fund administered by the Employees’ Retirement Fund. The fund is deposited at the Bank of Taiwan in the pension fund committee’s name. Therefore, the pension fund is not included in the financial statements of the Company. Under the Law, the government is responsible for the administration of the funds and determination of the investment strategies and policies. As of December 31, 2007 and 2006, the asset allocation was primarily in cash, equity securities and debt securities. Furthermore, under the Law, the rate of return on assets shall not be less than the average interest rate on two-year time deposit published by local banks. The government is responsible for any shortfall in the event that the rate of return is less than the required rate of return.
The Labor Pension Act (the “Act”), which provides for a new defined contribution plan, took effect on July 1, 2005. Employees already covered by the Law can choose to remain in the defined benefit pension plan under the Law or to be subject to the defined contribution plan

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
under the Act. Under the Act, the rate of an employer’s monthly contribution to the pension fund should be at least 6% of the employee’s monthly wages, and the Company records this contribution as a pension expense when incurred.
Income Tax
In accordance with the R.O.C. SFAS No. 22 “Accounting for Income Taxes”, income taxes are accounted for under the inter-period and intra-period income tax allocation method. Provision for income taxes includes deferred taxes resulting from temporary differences and investment tax credits. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowance on deferred tax assets is provided to the extent that it is more likely than not that the tax benefits will not be realized. A deferred tax asset or liability is classified as current or noncurrent in accordance with the classification of its related asset or liability. However, if a deferred tax asset or liability does not relate to an asset or liability recognized in the financial statements, then it is classified as either current or noncurrent based on the expected length of time before it is realized or settled.
The Income Basic Tax Act took effect on January 1, 2006. The alternative minimum tax (“AMT”) imposed under the Income Basic Tax Act is a supplemental tax levied at a rate of 10% which is payable if the income tax payable determined pursuant to the Income Tax Law is below the minimum amount prescribed under the Income Basic Tax Act. The tax effect of such amounts was taken into consideration in determining the realization of deferred income tax assets.
Income taxes of 10% on undistributed earnings are recorded as expenses in the year when the stockholders have resolved that the earnings shall be retained.
Income tax credit is accounted for in accordance with the R.O.C. SFAS No. 12 “Accounting for Income Tax Credit”. Income tax credits resulting from the acquisition of equipment, research and development expenditures, and employee training shall be recognized using the flow-through method.
Employee Stock Option Plan
The Company uses the intrinsic value method to recognize compensation cost for its employee stock options. Under the intrinsic value method, the Company recognizes the difference between the market price of the stock on the date of grant and the exercise price of its employee stock option as compensation cost. The Company also discloses pro forma net loss under the

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
fair value method for options granted since January 1, 2004.
3.	New Accounting Pronouncements
(1)	Effective January 1, 2007, the Company adopted R.O.C. SFAS No.38, “Non-current Assets Held for Sale and Discontinued Operations.” The adoption of this standard did not have a material effect on the Company’s total assets as of December 31, 2007, or net income for the year ended December 31, 2007.

(2)	Effective January 1, 2007, the Company adopted the R.O.C. SFAS No.37, “Accounting for Intangible Assets.” The adoption of this standard did not have a material effect on the Company’s total assets as of December 31, 2007, or net income for the year ended December 31, 2007.
4.	Contents of Significant Accounts
(1)	Cash and Cash Equivalents

	As of December 31,
	2007	2006
	NT$	NT$
Petty Cash	50,000	50,000
Checking and savings accounts	4,344,844	6,098,762
Time deposits	113,479,833	24,000,000

Total	117,874,677	30,148,762

Cash and Cash Equivalents were not pledged as of December 31, 2007 and 2006.
(2)	Accounts Receivable

	As of December 31,
	2007	2006
	NT$	NT$
Accounts receivable	9,125,503	4,581,574
Less: Allowance for doubtful accounts	—	—

Net	9,125,503	4,581,574

(3)	Inventories

	As of December 31,
	2007	2006
	NT$	NT$
Work in process	2,835,441	2,715,273
Finished goods	11,391,664	6,157,278

Total	14,227,105	8,872,551
Less: Allowance for inventory obsolescence	(225,000)	—

Net	14,002,105	8,872,551

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
Inventories were not pledged as of December 31, 2007 and 2006.
(4)	Other Current Assets

	As of December 31,
	2007	2006
	NT$	NT$
Deferred VAT credit	4,433,890	4,414,407
Others	562,322	192,763

Total	4,996,212	4,607,170

(5)	Property and Equipment

The Company did not capitalize interest for the years ended December 31, 2007 and 2006.

Property and Equipment were not pledged as of December 31, 2007 and 2006.

(6)	Intangible Assets

Unamortized costs, periodic amortization, and write-offs of computer software and other intangibles for 2007 and 2006 are presented as follows. There was no impairment loss on intangible assets in 2007 or 2006.

	January 1 – December 31, 2007
	Computer software	Other intangibles	Total
	NT$	NT$	NT$
Original cost
Balance at beginning of period	4,827,225	15,778,465	20,605,690
Add — acquisitions	—	5,335,360	5,335,360
Less — write-offs	—	(15,778,465)	(15,778,465)

Balance at end of period	4,827,225	5,335,360	10,162,585

Accumulated amortization
Balance at beginning of period	1,532,437	10,518,994	12,051,431
Add — amortization	1,609,068	5,259,471	6,868,539
Less — write-offs	—	(15,778,465)	(15,778,465)

Balance at end of period	3,141,505	—	3,141,505

Net	1,685,720	5,335,360	7,021,080

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS

	January 1 – December 31, 2006
	Computer software	Other intangibles	Total
	NT$	NT$	NT$
Original cost
Balance at beginning of period	5,727,818	36,518,465	42,246,283
Add — acquisitions	2,841,680	—	2,841,680
Less — write-offs	(3,742,273)	(20,740,000)	(24,482,273)

Balance at end of period	4,827,225	15,778,465	20,605,690

Accumulated amortization
Balance at beginning of period	3,146,810	8,716,158	11,862,968
Add — amortization	2,127,900	22,542,836	24,670,736
Less — write-offs	(3,742,273)	(20,740,000)	(24,482,273)

Balance at end of period	1,532,437	10,518,994	12,051,431

Net	3,294,788	5,259,471	8,554,259

(7)	Short-term Loans

	As of December 31,
	2007	2006
	NT$	NT$
Letter of credit	—	5,000,000

Interest rates	—	floating
The Company’s unused short-term credit amounted to NT$30,000,000 and NT$25,000,000, respectively, as of December 31, 2007 and 2006. The interest rate is floating based on Taiwan Cooperative Bank’s own borrowing interest rate plus 2.5%.

(8)	Common Stock

As of January 1, 2006, the authorized and issued common shares of the Company amounted to NT$300,000,000 and NT$235,773,760, respectively, divided into 30,000,000 shares (including NT$27,810,000 reserved for exercise of employee stock options) and 23,577,376 shares, respectively, at par value of NT$10.

On March 14, 2006, the Board of Directors resolved and issued 3,976,624 new shares at premium value of NT$13 per share. The government approval has been successfully obtained.

Based on the resolution of shareholders’ general meeting on June 23, 2006, the Company increased its authorized capital to NT$500,000,000, divided into 50,000,000 shares, each

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
share at par value of NT$10. Among the authorized capital, 2,781,000 shares were reserved for exercise of employee stock options.

Outstanding shares at December 31, 2006 amounted to NT$279,510,000, divided into 27,951,000 shares at par value of NT$10.

On February 14, 2007, the shareholders resolved and reduced its 80% of capital in an amount of NT$223,608,000, divided to 22,360,800 shares, to compensate for the Company’s losses in accordance with The R.O.C. Company Law. On the same date, the Board of Directors resolved and increased its authorized capital and paid-in capital by NT$150,000,000, divided into 15,000,000 shares at par value of NT$10. Government approval has been successfully obtained.

On July 15, 2005, July 19, 2006, February 14 and December 7, 2007, the Board of Directors resolved to authorize for grant 2,781,000 units, 380,000 units, 2,407,000 units and 475,000 units of employee stock options, respectively, and the total shares authorized for grant amounted to 6,043,000 units. The plans authorized in 2005 and 2006 allow the recipient to exercise a portion of his or her options after one, two, and three years of service starting from the employees hire date. The plans authorized in 2007 allow the recipient to exercise a portion of his or her options one, two, and three years after the option was granted. Each unit entitles the recipient to subscribe for the Company’s common stock at the exercise price set on the grant date. On August 31, 2005, December 21, 2005, December 7, 2006, March 28, 2007 and December 7, 2007, the Company granted 1,211,000 units, 1,206,000 units, 185,000 units, 2,093,000 units and 481,000 units, respectively. Please refer to Note 4.(10) for Employee Stock Option Plan information.

As of December 31, 2007, 921,100 units of the options mentioned above have been exercised, and 878,100 units were settled through the issuance of common stock. Government approval was successfully obtained. The remaining 43,000 units were temporarily recorded under advanced receipts for share capital because the Board of Directors resolved the record date to be at January 2, 2008 and government approval had not been obtained at the end of 2007.

As of December 31, 2007, the authorized and issued common shares of the Company amounted to NT$500,000,000 and NT$207,363,000 (including NT$27,810,000 reserved for exercise of employee stock options), divided into 50,000,000 and 20,736,300 shares, respectively, at par value of NT$10. Outstanding shares at December 31, 2007 amounted to NT$207,363,000 divided into 20,736,300 shares at par value of NT$10.

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
(9)	Additional Paid-In-Capital

	As of December 31,
	2007	2006
	NT$	NT$
Additional paid-in capital in excess of par-common stock	—	41,929,872

According to the R.O.C. Company Law, 10% of each year’s after-tax earnings must be appropriated as legal reserve, and additional paid-in capital may be used to offset accumulated deficits, provided no legal reserve is available, or be appropriated as stock dividends.

On February 14, 2007, the Company’s stockholders resolved to offset its accumulated deficits by using additional paid-in capital of NT$41,929,872.

(10)	Employee Stock Option Plan

On July 15, 2005, July 19, 2006, February 14 and December 7, 2007, the Board of Directors resolved and authorized to grant a maximum of 2,781,000 units, 380,000 units, 2,407,000 units and 475,000 units of employee stock options, respectively. The options under each plan are granted by tranches in different years. Each unit entitles the recipient to subscribe to one share of the Company’s common stock. Settlement upon the exercise of the options will be made through the issuance of new shares by the Company. The exercising price was set as of the grant date at the higher of audited net equity per share or par value, NT$10. The contractual life of the options is seven years. The plans authorized in 2005 and 2006 allow the recipient to exercise a portion of his or her options after one, two, and three years of service starting from the employee’s hire date. Additionally, the Company offered qualified employees a supplemental cash bonus equal to the amount of the exercise price paid for options granted under the plans authorized in 2005 and 2006. The Company recognized a liability for the cash payment to employees when the exercise of the option was determined to be probable. The plans authorized in 2007 allow the recipient to exercise a portion of his or her options one, two, and three years after the option was granted.

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS

	Board	Maximum				Total
	resolution	units for				outstanding	Exercise
Plans	date	grant	Tranche	Grant date	Grant units	units	price (NT$)
2005 Plan	2005.07.15.	2,781,000	1	2005.08.31.	1,211,000	22,800	10
			2	2005.12.21.	1,206,000	72,200	10
			3	2007.03.28.	46,000	—	10
2006 Plan	2006.07.19.	380,000	1	2006.12.07.	185,000	10,000	10
			2	2007.03.28.	39,000	18,000	10
2007 Plan I.	2007.02.14.	2,407,000	1	2007.03.28.	2,008,000	1,533,000	10
			2	2007.12.07.	399,000	399,000	10
2007 Plan II.	2007.12.07.	475,000	1	2007.12.07.	82,000	82,000	10
Total units		6,043,000			5,176,000	2,137,000
a.	Information with respect to the quantity and weighted average exercise price of the compensatory stock option plan were as follows:

	2007		2006
		Weighted		Weighted
		average		average
	Quantity	exercise price	Quantity	exercise price
Stock Option	(Unit)	(NTD)	(Unit)	(NTD)
Outstanding at beginning of year	1,442,000	$10	1,925,000	$10
Adjustment of option holdings after 80% capital reduction(see note 4.(8))	(1,153,600)	10	—	—
Granted units	2,574,000	10	185,000	10
Exercised units	(189,100)	10	(315,000)	10
Forfeited in current year	(536,300)	10	(353,000)	10

Outstanding at end of year	2,137,000	10	1,442,000	10

Exercisable at end of year	—		—

Weighted average fair value of options granted in 2005 (NTD)	$0.08		$0.08

Weighted average fair value of options granted in 2006 (NTD)	$1.64		$1.64

Weighted average fair value of options granted in 2007 (NTD)	$1.13

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
b.  Information with respect to the outstanding stock option as of December 31, 2007 are as follows:

					Exercisable stock
		Outstanding Stock Options			options
				Weighted
				average		Weighted
Board	Exercise		Remaining	exercise		average
resolution	price	Quantity	contractual	price	Quantity	exercise price
date	(NTD)	(Unit)	life (Year)	(NTD)	(Unit)	(NTD)
2005.07.15	$10	95,000	4.54	$10	—	$—
2006.07.19	$10	28,000	5.93	$10	—	$—
2007.02.14	$10	1,932,000	6.12	$10	—	$—
2007.12.07	$10	82,000	6.93	$10	—	$—

		2,137,000

The Company adopted the intrinsic value method to recognize compensation costs for the employee stock options. Compensation expenses recognized were NT$0 for 2007 and 2006. Had the fair value method been used to calculate compensation costs, using the Black-Scholes option pricing model, fair value of the options would be determined at NT$2,909,270 and NT$303,400 in 2007 and 2006, respectively. Compensation expenses amortized over the vesting periods in 2007 and 2006 would be NT$871,216 and NT$137,510, respectively. Pro forma net losses were shown as follows:

	As of December 31,
	2007	2006
Current net loss	$(46,969,532)	$(84,660,774)

Pro forma net loss	$(47,840,748)	$(84,798,284)

The fair value of the options granted was estimated at the date of grant using the Black-Scholes options pricing model with the following assumptions for the years ended December 31, 2007 and 2006:

	2007	2006
Expected dividend yield	0%	0%
Risk-free interest rate	1.92%-2.40%	1.89%
Expected life	3.5 years	3.5 years

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS

Under ROC GAAP, nonpublic companies are not required to consider comparable companies to determine the expected volatility and the expected term can be estimated as the midpoint between the grant date and expiration date.
(11)	Operating Revenues

	For the years ended December 31,
	2007	2006
	NT$	NT$
Revenue from operations	56,751,199	31,011,302
Other operating revenues	860,659	405,683

Total	57,611,858	31,416,985
Less: sales discounts or allowances	(10,129)	(22,367)

Net operating revenues	57,601,729	31,394,618

(12)	Payroll, Depreciation and Amortization Expenses

	For the years ended December 31,
	2007			2006
	Included in	Included in		Included in	Included in
	cost of	operating		cost of	operating
	goods sold	expenses	Total	goods sold	expenses	Total
	NT$	NT$	NT$	NT$	NT$	NT$
Personnel Expenses:
Salaries and wages	—	43,295,906	43,295,906	—	45,849,744	45,849,744
Labor and health insurance	—	2,551,194	2,551,194	—	2,781,942	2,781,942
Pension expense	—	2,354,006	2,354,006	—	2,552,054	2,552,054
Others	—	857,050	857,050	—	950,746	950,748
Depreciation	—	2,604,514	2,604,514	—	2,575,445	2,575,445
Amortization	—	6,868,539	6,868,539	—	24,670,736	24,670,736
(13)	Pensions

The employee’s pension plan assets for defined benefit pension plan amounted to NT$687,017 and NT$668,194 as of December 31, 2007 and 2006, respectively, which were deposited at the Bank of Taiwan in the pension fund committee’s name and not carried on the accompanying balance sheets. The pension cost amounted to NT$272,738 and NT$378,902 for the years ended December 31, 2007 and 2006, respectively. No pension benefits will be

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
paid by the Company in the next five years due to no employee meeting the retirement conditions.

The pension cost recognized under defined contribution pension plan amounted to NT$2,081,268 and NT$2,173,152 for the years ended December 31, 2007 and 2006, respectively.

(14)	Income Taxes

The Company’s income tax returns through the fiscal year 2005 have been assessed by the tax authorities.

As of December 31, 2007, unused tax credits available to reduce future tax liability were as follows:

Year Recorded	Unused Balances	Expiration Year
	NT$
2004	14,843,518	2008
2005	14,242,578	2009
2006	29,094,657	2010
2007	16,127,422	2011

Total	74,308,175

As of December 31, 2007, net operating losses that can be carried forward to reduce taxable income earned in the successive period of five years were as follows:

Year when the losses	Total net operating
were recorded	losses incurred	Unused Balance	Expiration Year
	NT$	NT$
2003	57,798,751	57,798,751	2008
2004	59,277,170	59,277,170	2009
2005	62,467,491	62,467,491	2010
2006	86,307,593	86,307,593	2011
2007	46,714,352	46,714,352	2012

Total	312,565,357	312,565,357

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2006, unused tax credits available to reduce future tax payable were as follows:

Year Incurred	Unused Balance	Expiration Year
	NT$
2003	9,870,482	2007
2004	14,843,518	2008
2005	14,242,578	2009
2006	29,094,657	2010

Total	68,051,235

As of December 31, 2006, net operating losses that can be carried forward to reduce taxable income earned in the successive period of five years were as follows:

Year when the losses	Total net operating
were incurred	losses incurred	Unused Balance	Expiration Year
	NT$	NT$
2002	657,531	657,531	2007
2003	57,798,751	57,798,751	2008
2004	59,277,170	59,277,170	2009
2005	62,467,491	62,467,491	2010
2006	86,307,593	86,307,593	2011

Total	266,508,536	266,508,536

The components of deferred tax assets and liabilities and income tax benefits/ (expenses) are as follows:

a.	As of December 31,
	2007	2006
	NT$	NT$
Total deferred tax liabilities	23,454	—

Total deferred tax assets	154,473,901	136,615,531

Valuation allowance against deferred tax assets	154,450,447	136,615,531

Temporary differences that generated deferred tax assets:

	Amount	Tax Effect	Amount	Tax Effect
	NT$	NT$	NT$	NT$
Amortization of organization costs	25,920	6,480	38,880	9,720

Loss for market price decline and obsolete and slow-moving inventories	225,000	56,250	—	—

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS

	Amount	Tax Effect	Amount	Tax Effect
	NT$	NT$	NT$	NT$
Tax difference on assets impairment	2,820,000	705,000	4,230,000	1,057,500

Tax difference on unpaid bonus	392,750	98,188	833,000	208,250

Unrealized foreign exchange loss(gain)	(93,814)	(23,454)	23,888	5,972

Unrealized pension contribution	651,640	162,910	378,902	94,726

Unrealized royalty	3,359,181	839,795	1,324,473	331,118

Other temporary differences	623,053	155,764	919,529	229,882

Loss carry-forward — recognition of timing differences	312,565,357	78,141,339	266,508,536	66,627,128

Investment Tax Credit		74,308,175		68,051,235

Total		154,450,447		136,615,531

b.	As of December 31,
	2007	2006
	NT$	NT$
Deferred tax assets—current	30,705,187	11,010,064
Valuation allowance for deferred tax assets-current	(30,681,733)	(11,010,064)

Net deferred tax assets-current	23,454	—
Deferred tax liabilities-current	(23,454)	—

Net amount	—	—

c.	As of December 31,
	2007	2006
	NT$	NT$
Deferred tax assets—noncurrent	123,768,714	125,605,467
Valuation allowance for deferred tax assets-noncurrent	(123,768,714)	(125,605,467)

Net deferred tax assets-noncurrent	—	—
Deferred tax liabilities-noncurrent	—	—

Net amount	—	—

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
d.	Reconciliation between income tax payable and income tax expense for the years ended December 31, 2007, and 2006 were as follows:

	For the years ended December 31,
	2007	2006
	NT$	NT$
Net operating loss before income tax	(46,969,532)	(84,660,774)
Income tax expense at statutory rate	—	—
Tax effect of the following:
Tax-exempt income	—	—
Temporary and permanent differences	—	—

Income taxes payable from continuing operation	—	—
10% surtax on undistributed earnings generated after year 1997	—	—
Net effect of deferred income tax assets:
Change in deferred income tax assets	17,834,916	50,278,981
Adjustment in valuation allowance	(17,834,916)	(50,278,981)

Income tax benefit (expense)	—	—

e. Information related to Imputation Credit Account:

	As of December 31,
	2007	2006
	NT$	NT$
Imputation credit account balance	—	—

	For the years ended December 31,
	2007	2006
	NT$	NT$
Creditable ratio applied on earnings distributed to domestic stockholders	—	—

f. Information related to accumulated deficits:

	As of December 31,
	2007	2006
	NT$	NT$
Prior to 1998	—	—
After 1998 (inclusive)	(55,729,927)	(274,298,267)

Total	(55,729,927)	(274,298,267)

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
5. Related Party Transactions
     (1) Name and Relationship of Related Parties:

Name of related party	Relationship with the Company
United Microelectronics Corporation (“UMC”)*	Parent company of Fortune Venture Capital Corp
Fortune Venture Capital Corp*	An investor who accounts for its investment in the Company under equity method

*	From March 2007, Fortune Venture Capital Corp and its parent company, UMC, no longer has significant influence over the Company, and Fortune Venture Capital Corp no longer used the equity method to account its investment in the Company. Transactions with UMC were disclosed as related party transactions until March 2007.
     (2) Significant Related Party Transactions
        A. Net purchase from related parties was as follows:

Related Party	2007	2006
	NT$	NT$
UMC	1,883,623	10,919,698

UMC was the only supplier of the Company. Therefore, comparable purchase prices from other suppliers are difficult to assess, but the Company believes transactions with UMC are at arms-length. The term of payment is 45 days after each month-end.

B.	The Company purchased probe chips from UMC. Related expenditures amounted to NT$678,242 were recognized as research and development expense in 2006.

C.	The Company rented its office from UMC for operating purposes. The rental payments were NT$647,106 and NT$3,882,634 in 2007 and 2006, respectively.

D.	Major payables to related parties resulting from the above transactions were summarized as follows:

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
   a. Payables to related party

Related party	2007.12.31	2006.12.31
	NT$	NT$
UMC
Office Rental	—	679,460
R&D expenses	—	635,266

Total	—	1,314,726

   b. Security Deposit

Related Party	2007.12.31	2006.12.31
	NT$	NT$
UMC
Deposit for Office Lease	—	266,696

6.	Assets Pledged As Collateral

Account	Book value	Pledgee	Purpose
2007.12.31
Restricted Deposit	$ 7,900,000	UMC	Purchase Guarantee

2006.12.31
Restricted-Deposit	$ 7,900,000	UMC	Purchase Guarantee

7.	Commitments and Contingency
As of December 31, 2007, the following commitments and contingencies were not recorded in the Company’s financial statements:
(1)	The Company rented its office under operating lease. Related information was listed below:

Premises	Rental Period	Rental for 2008
Office	2008/1/1~2008/12/31	$ 3,760,356

The office lease contract is renewed on an annual basis.
(2)	In accordance with the contract between the Company and Faraday Technology Corporation, the Company will pay a mutually agreed royalty rate to Faraday Technology Corporation for the use of technical know-how.

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
8. Significant Disaster Losses
None.
9. Significant Subsequent Event
On July 28, 2008, the Shareholders Meeting resolved that the expected settlement date of Asset Purchase Agreement (see note 10) would be on August 1, 2008. The financial statements were prepared as the Company will be as a going concern instead of adopting the liquidation basis for adjusting the financial statements.
10. Others
On June 27, 2008, the Board of Directors resolved to sell substantially all assets and business to Cavium International, Cavium Networks, Inc. and Cavium (Taiwan) Limited, and enter into the “Asset Purchase Agreement” with those purchasers. The assets subject to the Asset Purchase Agreement include all defined assets, assumed liabilities and related contracts (including but not limited to R&D contracts, lease contracts, etc.). However, the Asset Purchase Agreement excluded certain assets, i.e. cash, and other liabilities which are exclusive of the assumed liabilities that will not be transferred to those purchasers. As consideration for the sale of the assets and business to the purchasers, at closing, those purchasers shall pay an aggregate amount equal to US$11,540,000, Taiwanese value-added tax included, less the cash balance of the Company.
11. US GAAP Reconciliation
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the Republic of China (“ROC GAAP”), which differ in certain respects from generally accepted accounting principles in the United States (“US GAAP”). Such differences are disclosed below:
(1) Pension
Under ROC GAAP, private companies are not required to measure periodic pension cost on an actuarial basis. The Company recognizes pension cost, in connection with its defined benefit pension plan, based on the monthly contributions as required by the ROC Labor Standard Law.

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
U.S. SFAS No. 87, “Employer’s Accounting for Pensions” (SFAS 87) requires the Company to determine the accumulated pension obligation and the pension expense on an actuarial basis. In 2006, U.S. SFAS No. 87 was amended by U.S. SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (U.S. SFAS No. 158), which requires employers to recognize the overfunded or underfunded status of a defined benefit pension plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 does not change the components of net periodic benefit cost; however, it replaces SFAS No. 87’s requirement to report a minimum pension liability and requires those previously unrecognized items to be recorded as liabilities, net of applicable tax effects, with the offset to accumulate other comprehensive income. U.S. SFAS No. 158 defines the funded status of a benefit plan as the difference between the fair value of the plan assets and the projected benefit obligation. Previously unrecognized items such as gains or losses, prior service credits and the transition asset or obligation are required to be recognized in other comprehensive income and subsequently recognized through net periodic benefit cost pursuant to the recognition and amortization provisions of U.S. SFAS No. 87. No pension benefits will be paid by the Company in the next five years due to no employee meeting the retirement conditions of the Labor Standards Law.

	2007	2006
	NT$’000	NT$’000
Change in benefit obligation during the year:
Benefit obligation at beginning of year	2,772	1,997
Interest cost	76	70
Actuarial (gain)/loss	(672)	705

Benefit obligation at end of year	2,176	2,772

Change in plan assets during the year:
Fair value of plan assets at beginning of year	668	410
Actual return on plan assets	19	14
Employer contribution	—	244

Fair value of plan asset at end of year	687	668

The funding status of the pension plan is as follows:
Vested benefit obligation	—	—

Accumulated benefit obligation	(715)	(874)

Projected benefit obligation	(2,176)	(2,772)
Plan assets at fair value	687	668

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS

	2007	2006
	NT$’000	NT$’000
Accrued pension liability — funded status	(1,489)	(2,104)

Items not yet recognized as a component of net periodic benefit cost
Unrecognized transition obligation	1,073	1,127
Unrecognized net loss	20	710
Unrecognized prior service cost	—	—

Accumulated other comprehensive income	1,093	1,837

	2007	2006
	NT$	NT$
Net periodic benefit cost:
Interest cost	76	70
Actual return on plan assets	(19)	(14)
Net amortization and deferrals	72	49

Net periodic benefit cost	129	105

The actuarial assumptions underlying are as follows:
Discount rate	2.75%	2.75%
Expected rate of return on assets	2.75%	2.75%
Salary increase rate	5.00%	5.00%

Amount recognized in the statement of financial position consist of:
Noncurrent liabilities	(1,489)	(2,104)

Net amount recognized	(1,489)	(2,104)

(2) Employee Stock Options
Under ROC GAAP, the Company’s employee stock option plan share-based payment transaction was accounted for using intrinsic value method. For certain stock option grants, the Company offered a supplemental cash bonus program designed to reimburse employees for the exercise price paid to exercise their stock options. The Company recorded a liability and recognized an expense for the estimated payments to employees based on the award vesting schedule.
Under US GAAP, the Company uses SFAS No. 123(R) (Revised 2004) “Share-Based Payment” (SFAS 123(R)) to account for its employee stock options. Although adoption of SFAS 123(R) was not required until January 1, 2006, the Company elected to early adopt

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
SFAS 123(R) using the modified prospective method in 2005 since the Company had not issued stock options prior to 2005 and believed the consistent application of SFAS123 (R) was preferable. In accordance with SFAS 123(R), the Company amortized share-based compensation expenses over the vesting period based on the grant-date fair value.
The Company uses Black-Scholes option pricing model in estimating the fair value of stock options. The main inputs and assumptions used in the model include the grant date stock price, exercise price of the option, volatility of the Company’s stock, the expected option term, the risk-free rate and the Company’s dividend yield. Since the Company does not have an active market for its shares, the Company used five listed public companies in the closest industry in Taiwan as comparable companies to estimate the Company’s volatility. For certain plans, the Company used simplified method allowed under Staff Accounting Bulletin 107 of estimating the mid-point between the vesting period and the contractual term. For the plans with the associated supplemental cash bonus program, the expected terms are estimated to approximate the vesting date because the terms of the cash bonus program gave employees an additional incentive to exercise their options as they vest. The Company uses the average yield at grant date of Taiwan Government Bond with the remaining term similar to the expected term as the risk-free interest rate. In addition, the Company used the historical distribution of cash dividends to estimate future dividend yields. The exercise price for all grants was NT$10. However, for valuation purposes, the Company used an exercise price of NT$0 for grants supplemented with a cash bonus because the net effective cost to employees was NT$0. Under US GAAP, the cash bonus was considered as part of the equity grant to determine fair value. Therefore, no separate liability or expense was recorded for the cash bonus other than the effect the cash bonus had on the calculation of grant date fair value of the employee stock options.
The estimates of option fair value are not expected to foresee future events or the values realized by employees who receive stock options, and subsequent events are not necessarily indicative of the initial estimates of option fair value used by the Company.
Pursuant to SFAS 123(R), the Company adjusts share-based compensation on an annual basis for changes in expected forfeitures based on the examination of latest employee stock option forfeiture activity. The effect of adjusting the forfeiture rate used for expense amortization is recognized in the corresponding period that the expected forfeiture rate is changed. Per the terms of the employee stock option agreements, the capital reduction discussed in Note 4.(8) resulted in an 80% reduction in the amount of option holdings. This transaction was treated as a modification, but did not result in an increase in the fair value to the options outstanding. Therefore, no accounting entry was made.

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
The fair value of the options granted was estimated at the date of grant using the Black-Scholes options pricing model with the following assumptions for 2007 and 2006 as follows:

	2007	2006
Volatility	42.25% - 56.86%	40.78% - 40.84%
Expected dividend yield	0%	0%
Risk-free interest rate	1.34% - 2.08%	1.74% - 1.76%
Expected life	0 - 5.0 years	0 - 2.8 years
Under the fair value method, compensation cost is measured at the grant date based on the value of the award determined by Black-Scholes option-pricing model and is recognized using the accelerated graded vesting method over the requisite service period of the award. For 2007 and 2006, the Company recognized share-based compensation expense of NT$2,849,882 and NT$3,086,757, respectively. Compensation expense determined under the fair value method for US GAAP was netted against the compensation expense recorded under ROC GAAP for the supplemental cash bonus to result in a reconciliation adjustment to ROC GAAP net loss of (NT$1,399,132) and NT$896,243 in 2007 and 2006, respectively. As of December 31, 2007, unrecognized compensation expense related to nonvested options granted under the employee stock option plan totaled NT$5,365,263. The weighted-average grant-date fair value of options granted during 2007 was NT$3.27 and during 2006 was NT$7.33.
(3) Tax Effect of US GAAP Adjustments
Under US GAAP, the income tax expense was NT$0 for the years ended December 31, 2006 and 2007, respectively. Undistributed earnings generated after 1997 are subject to a 10% tax in compliance with the Income Tax Law of the R.O.C. Under ROC GAAP, the 10% tax on undistributed earnings is recorded as an expense at the time shareholders resolve that its earnings shall be retained. The Company had accumulated deficits in the years ended December 31, 2006 and 2007; hence, the Company recorded no tax expenses with regard to the 10% tax on undistributed earnings.
On January 1, 2007, the Company adopted FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in income Taxes, an interpretation of Statement of Financial Accounting Standards No. 109”. FIN 48 clarifies the accounting for uncertainty in tax positions by prescribing a more-likely-than-not threshold for financial statement recognition and measurement of tax positions or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Unlike FIN 48, ROC SFAS No. 22, “Accounting for Income

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
Taxes” contained no guidance on uniform criteria for an enterprise to recognize and measure potential tax benefits associated with uncertain tax positions.
As a result of implementation of FIN 48, the Company did not recognize any cumulative effect adjustment impacting retained earnings as of the beginning of 2007. As of December 31, 2007, there was no material uncertain tax position or unrecognized tax benefit identified by the Company. The Company does not expect there will be any significant change in this tax position on unrecognized tax benefits within 12 months of the reporting date.
(4) Accrued Vacation
Under ROC GAAP, the Company is not required to accrue for unused vacation at the end of each year.
Under US GAAP, unused vacation that can be carried over to the next year has to be accrued for at each balance sheet date to properly match the expense with the period in which the employee provided the services. As of December 31, 2007 and 2006, the Company recorded accrued vacation of $917,865 and $807,787, respectively.
(5) Amortization of Intangible Assets
Intangible assets primarily consist of intellectual property rights used under license from third parties for research and development. Under ROC GAAP, the Company is allowed to capitalize these assets if certain conditions are met. The useful lives of the Company’s finite-lived intangible assets are based on ROC tax regulation.
Under US GAAP, intangibles that are purchased from others for a particular research and development project are expensed as incurred unless they are determined to have alternative future uses. Assets that are determined to have future alternative uses are amortized over that asset’s estimated useful life. Consequently, intangible assets decreased by NT$1,701,944 and by NT$5,259,471 as of December 31, 2007 and 2006, respectively, when reconciling from ROC GAAP to US GAAP. Amortization expenses increased by NT$730,693 for 2007 and decreased by NT$22,542,836 for 2006 when reconciling from ROC GAAP to US GAAP. The estimated aggregate amortization expense for each of the five succeeding fiscal years is NT$9,102,111 for 2008, NT$2,081,353 for 2009, NT$1,009,409 for 2010, and NT$151,865 for 2011 and thereafter.
(6) Reclassification of Time Deposits
Under ROC GAAP, cash and cash equivalents include time deposits. Under US GAAP, cash

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
and cash equivalents are short-term, highly liquid investments that are readily convertible into cash with original maturity of three months or less. Thus, time deposits with original maturities of more than three months are classified as cash equivalent under ROC GAAP but are included in marketable securities under US GAAP. Accordingly, as of December 31, 2007 and 2006, NT$ 67,900,000 and NT$ 24,000,000, respectively, was reclassified from cash and cash equivalents to marketable securities — held to maturity. The fair market value of these investments approximated their cost as of December 31, 2007 and 2006.
     Certificates of time deposits reclassified as marketable securities – held to maturity consist of the following:

	Principal		Range of Interest
	Amount	Interest Receivable	Rate	Maturity Date
	NT$	NT$
December 31, 2006

Certificate of time deposits	3,000,000	20,298	1.715%	2007.01.30
Certificate of time deposits	21,000,000	153,686	1.855%	2007.02.27

	24,000,000	173,984

December 31, 2007

Certificate of time deposits	6,000,000	96,257	2.085%	2008.01.29
Certificate of time deposits	2,000,000	18,208	2.185%	2008.01.30
Certificate of time deposits	9,000,000	144,387	2.085%	2008.02.26
Certificate of time deposits	5,800,000	21,773	2.115%	2008.03.28
Certificate of time deposits	7,000,000	28,793	2.115-2.265%	2008.04.28
Certificate of time deposits	8,000,000	12,323	2.185-2.265%	2008.05.28
Certificate of time deposits	8,600,000	12,336	2.185-2.265%	2008.06.27
Certificate of time deposits	6,400,000	66,792	2.185-2.415%	2008.07.30
Certificate of time deposits	4,800,000	44,825	2.415%	2008.08.29
Certificate of time deposits	4,000,000	32,200	2.415%	2008.09.29
Certificate of time deposits	3,300,000	7,216	2.460%	2008.12.28
Certificate of time deposits	3,000,000	3,690	2.460%	2008.12.29

	67,900,000	488,801

(7) Gross Profit and Operating Income
Under ROC GAAP, inventory loss provision, gains or losses from foreign currency exchange and royalty expenses are presented as non-operating income or expenses in the statement of income. Under US GAAP, the inventory loss provision and royalty expenses are included in the determination of gross profit. Moreover, gains or losses from foreign currency exchange are included in the determination of operating income. Accordingly, total expenses of NT$1,928,921 and NT$928,106 were reclassified from operating and non-operating expenses to cost of goods sold for 2007 and 2006, respectively.

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
(8) Share Capital
Under ROC law, the issuance of new shares must be approved by the government prior to distribution by the Company. As of December 31, 2007, the Company collected NT$430,000 in advance for shares of stock. Under ROC GAAP, this was recorded as Advanced Receipts for Share Capital because the Company collected payments for issuance of the common stock but it was not issued until 2008 after obtaining government approval. Under US GAAP, this amount was recorded as a short term liability because failure by the Company to issue shares would have resulted in a refund to these investors. Accordingly, NT$430,000 was reclassified from Advanced Receipts for Share Capital to Other Current Liabilities as of December 31, 2007 when reconciling from ROC GAAP to US GAAP.

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
The following reconciles net loss, stockholders’ equity, cash and cash equivalents, intangible assets, current and long-term liabilities under ROC GAAP as reported in the audited financial statements to the net loss, stockholders’ equity, cash and cash equivalents, intangible assets, current and long-term liabilities amounts determined under US GAAP, giving effect to adjustments for the differences listed above:

	2007	2006
	NT$	NT$

Net loss as reported under ROC GAAP	(46,969,532)	(84,660,774)
US GAAP adjustments:
Accrued vacation	(110,078)	(398,900)
Employee stock options	(1,399,132)	896,243
Pension cost	143,738	273,902
Intangible assets	(730,693)	22,542,836

Total US GAAP adjustments	(2,096,165)	23,314,081
Tax effect	—	—

Net loss under US GAAP	(49,065,697)	(61,346,693)

Stockholders’ equity as reported under ROC GAAP	152,063,073	47,141,605
US GAAP adjustments:
Accrued vacation	(917,865)	(807,787)
Pension cost	(592,891)	(1,480,629)
Intangible assets	(1,071,944)	(341,251)
Advance receipts for share capital	(430,000)	—

Total US GAAP adjustments	(3,012,700)	(2,629,667)
Tax effect	—	—

Stockholders’ equity under US GAAP	149,050,373	44,511,938

	2007	2006
	NT$	NT$
Cash and Cash Equivalents
ROC GAAP	117,874,677	30,148,762
US GAAP adjustment — reclassification of time deposits	(67,900,000)	(24,000,000)

US GAAP	49,974,677	6,148,762

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS

	2007	2006
	NT$	NT$
Intangible Assets
ROC GAAP	7,021,080	8,554,259
US GAAP adjustments	(1,071,944)	(5,259,471)

US GAAP	5,949,136	3,294,788

Current Liabilities
ROC GAAP	14,128,171	25,003,597
US GAAP adjustments — intangible assets, pension cost, accrued vacation, and advance receipts for share capital	451,756	(4,733,804)

US GAAP	14,579,927	20,269,793

Long-term Liabilities
ROC GAAP	—	—
US GAAP adjustments – pension cost	1,489,000	2,104,000

US GAAP	1,489,000	2,104,000

(10) Concentration of Credit Risk
The Company designs, develops and markets IC and infrastructure software related to broadband networks. Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, marketable securities, and trade accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents and marketable securities with high credit quality financial institutions. The Company’s revenues and trade accounts receivable are derived primarily from the sale of IC and infrastructure software related to broadband network. The Company’s customer base is substantially concentrated in Taiwan with its sales denominated in New Taiwan Dollars. Three customers represented 42%, 25% and 22%, respectively, of 2007 revenues. The same three customers represented 10%, 35% and 15%, respectively, of 2006 revenues. The Company routinely assesses the financial strength of substantially all customers.
(11) New Accounting Pronouncements
In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, provides a framework for measuring fair value under current standards in GAAP, and requires additional disclosure about fair value measurements. In accordance with the Statement, the definition of fair value retains the exchange price notion, and exchange price is defined as the price in an orderly transaction between market participants

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
to sell an asset or transfer a liability. If there is a principal market for the asset or liability, the fair value measurement should reflect that price, whether that price is directly observable or otherwise used in a valuation technique. Depending on the asset or liability being valued, the inputs used to determine fair value can range from observable inputs (i.e. prices based on market data independent from the entity) and unobservable inputs (i.e. entity’s own assumptions about the assumptions that market participants would use). SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements and will be effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position No. 157-1 (FSP FAS 157-1) and FASB Staff Position No. 157-2 (FSP FAS 157-2). FSP FAS 157-1 was issued to exclude FASB Statement No. 13 “Accounting for Leases” (“SFAS 13”) and its related interpretive accounting pronouncements that address leasing transactions in order to allow it to more broadly consider the use of fair value measurements for these transactions as part of its project to comprehensively reconsider the accounting for leasing transactions. FSP FAS 157-2 was issued to delay the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We are currently evaluating the potential impact, if any, that the adoption of SFAS 157 will have on our financial statements.
In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities “(SFAS 159), which amends SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and allows companies to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS 159 also provides presentation and disclosure requirements that will enable users to compare similar types of assets and liabilities of different entities that have different measurement attributes. SFAS 159 is effective for an entity’s fiscal year beginning after November 15, 2007. We are currently evaluating the impact, if any, that the adoption of SFAS 159 will have on our financial statements.
In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (SFAS 141(R)). SFAS 141(R) will significantly change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. Some of the changes, such as the accounting for contingent consideration, will introduce more volatility into earnings, and may impact a company’s acquisition strategy. SFAS 141(R) is effective for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
allowances on deferred taxes and acquired tax contingencies. SFAS 141(R) amends SFAS 109 such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141(R) would also apply the provisions of SFAS 141(R). The impact that adoption of SFAS 141(R) will have on our financial position and results of operation will be dependent upon the specific terms of any applicable future business combinations.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (SFAS 160), which amends ARB No. 51. SFAS 160 changes the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. It also requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively. SFAS 160 is effective for both public and private companies for fiscal years beginning on or after December 15, 2008, and early adoption is prohibited. We are currently evaluating the impact, if any, the adoption of SFAS 160 will have on our financial statements.
In December 2007, SEC issued SAB 110, “The use of a simplified method in developing an estimate of expected term of plain vanilla share options in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment”(SAB 110). In particular, the staff indicated in SAB 107 that it will accept a company’s election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. SAB 110 is effective for an entity’s fiscal year beginning after January 1, 2008. This standard is not expected to have a material impact on the Company’s consolidated financial statements in the near future.
In March 2008, FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (SFAS 161). This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements

STAR SEMICONDUCTOR CORPORATION
NOTES TO FINANCIAL STATEMENTS
issued for fiscal years and interim periods beginning after November 15, 2008. This standard is not expected to have a material impact on the Company’s future consolidated financial statements.